                                                                   Exhibit 3.A.1

                            CERTIFICATE OF AMENDMENT

                                     TO THE

             AMENDED AND RESTATED CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                         GULFTERRA ENERGY PARTNERS, L.P.


         The undersigned, desiring to further amend the Amended and Restated Certificate of Limited Partnership of GULFTERRA ENERGY PARTNERS, L.P., pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

         FIRST: The name of the Limited Partnership is GulfTerra Energy Partners, L.P.

         SECOND: Article IV of the Amended and Restated Certificate of Limited Partnership shall be amended as follows:

                                   "ARTICLE IV
                                 GENERAL PARTNER

         The name and mailing address of each party who is to serve as the general partner is as follows:

                        GulfTerra Energy Company, L.L.C.
                              1001 Louisiana Street
                               Houston, TX 77002"

         THIRD: This amendment to the Amended and Restated Certificate of Limited Partnership shall be effective as of July 25, 2003.

         IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Amended and Restated Certificate of Limited Partnership on this 25th day of July 2003.


                                    GULFTERRA ENERGY COMPANY, L.L.C.
                                    its General Partner



                                    By: /s/ Margaret E. Roark
                                        ----------------------------------------
                                                     Margaret E. Roark
                                                    Assistant Secretary